Exhibit 99

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NEWS RELEASE
                                       Contact:  Irwin L. Gross
                                                 Chairman and CEO
                                                 The Network Connection, Inc.
                                                 (215) 972-8191

                                                 Todd Fromer
                                                 Managing Director
                                                 KCSA Public Relations Worldwide
                                                 (212) 896-1215
FOR IMMEDIATE RELEASE

              THE NETWORK CONNECTION RESTRUCTURES GLOBAL OPERATIONS
                  TO FOCUS ON UK BASED PASSENGER RAIL DIVISION

PHILADELPHIA, PENNSYLVANIA, MARCH 7, 2001 -- THE NETWORK CONNECTION, INC. (NASDAQ:TNCX), A MAJORITY OWNED SUBSIDIARY OF GLOBAL TECHNOLOGIES, LTD. (NASDAQ:
GTLL), announced today that it has re-evaluated certain aspects of its business and will be focusing its efforts on the Company's operations in the United Kingdom and discontinuing and suspending its domestic operations.

Management has determined that in the current business environment, it is important to focus all of the Company's resources on the one vertical market that can offer its shareholders the highest potential return on their investment. After careful deliberation, management concluded that the international inter-city passenger rail market provides the Company with the business opportunity with the highest degree of upside potential.

The Company's United Kingdom subsidiary, TNCI-UK has submitted pricing proposals
to  five  major  train   operators  for  new  and  retrofit   installations   of
PROJECTRAINBOW(TM) systems, representing more than 125,000 seats.

Due to the scope and scale of these contracts, and TNCI's financial condition, TNCI-UK has entered the final stages of discussions for a "teaming agreement" with a multi-billion dollar US manufacturer to jointly develop, install and
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maintain  TNCI-UK's  interactive  information and  entertainment  system for the passenger rail market. The teaming agreement will provide that the parties have a period of time to determine whether the passenger rail business would be viable. If it is determined to proceed after that test period, the parties will seek to enter into a long-term agreement. There can be no assurances that TNCI-UK will successfully finalize the "teaming agreement" or that the testing will be successful, or that if successful, TNCI-UK will be able to conclude such a long-term agreement.

If consummated, the proposed relationship would benefit TNCI-UK in several key ways:

     * It would provide TNCI-UK with credibility with its prospects that it can develop, install and support its systems.
     * The proposed partner has vast experience in mobile and "ruggedized" communication platforms.
     * The partnership would allow TNCI-UK to reduce its upfront and on-going capital requirements.
     * It would provide the necessary scalability, so that TNCI-UK could more comfortably support multiple contracts.

In order to enable TNCI-UK to fund its ongoing operations, including the obligation under the proposed teaming agreement, Global Technologies, Ltd., TNCI-UK's indirect parent, is considering making an investment directly into TNCI-UK in exchange for equity.

In light of the above opportunity and the Company's limited financial resources, effective immediately the Company is closing certain of its US-based operations
- which supported the cruise ship, education and corporate training markets - and suspending the hotel operations. Management determined, given the current financial condition of the Company that these markets were too expensive to continue to pursue. This decision has allowed the Company to eliminate a very large supporting staff and corresponding overhead expense. TNCi-UK's passenger rail operations will continue from its current location in Derby, UK.

"This was a very difficult decision for us, one that was made after careful deliberation," stated Irwin Gross, CEO of The Network Connection. "We believe that the train initiative still represents a significant opportunity, which could offer an upside for our shareholders."

ABOUT THE NETWORK CONNECTION, INC.:

The Network Connection, Inc. (NASDAQ: TNCX - news) www.tncx.com has developed broadband entertainment, information and e-commerce systems for the "away-from-home" marketplace. The Company's fully-interactive, all-digital and high speed information and entertainment platforms are designed to provide consumers Internet and e-mail access with such customizable services as on-demand films, videos and music, video games and casino gaming, tour and reservation information, as well as IP telephony, courseware and lectures, and other Internet-based content and commerce applications. The Network Connection has developed specific systems for the hospitality market (InnView(TM)), the
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cruise ship industry (CruiseView(TM)), the long haul passenger train market
(ProjecTRAINbow(TM)), as well as for corporate training and educational institutions (EduView(R)). However, for reasons discussed in this news release, the Company has decided to focus its efforts solely on its operations in the United Kingdom and its system for the long haul passenger train market.

The Network Connection is a majority owned subsidiary of Global Technologies, Ltd. (NASDAQ: GTLL - news). Global Technologies, Ltd., is a technology incubator that invests in, develops and manages emerging growth companies focused on e-commerce, networking solutions, telecommunications and gaming.

                                      # # #

THIS NEWS RELEASE INCLUDES CERTAIN FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS AND PREDICTIONS REGARDING DISCUSSIONS WITH POTENTIAL CUSTOMERS, PROJECTIONS OF REVENUE, INCOME OR LOSS AND CAPITAL EXPENDITURES, STATEMENTS REGARDING FUTURE OPERATIONS, FINANCING NEEDS, PLANS RELATING TO PRODUCTS OR SERVICES OF THE COMPANY, ASSESSMENTS OF MATERIALITY, AND PREDICTIONS OF FUTURE EVENTS, AS WELL AS ASSUMPTIONS RELATING TO THE FOREGOING. IN ADDITION, WHEN USED IN THIS DISCUSSION, THE WORDS "ANTICIPATES," "BELIEVES," "ESTIMATES," "EXPECTS," "INTENDS," "PLANS," AND VARIATIONS THEREOF AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED DUE TO A NUMBER OF FACTORS, INCLUDING, BUT NOT LIMITED TO, THE COMPANY'S ABILITY TO MEET ITS CAPITAL NEEDS, ITS ABILITY TO MANAGE RAPID GROWTH AS A RESULT INTERNAL EXPANSION, THE IMPACT OF DEMAND AND MARKET ACCEPTANCE OF OUR PRODUCTS AND SERVICES, NEW PRODUCT DEVELOPMENT AND SERVICE OFFERINGS, RELIANCE ON KEY STRATEGIC ALLIANCES, THE REGULATORY ENVIRONMENT, FLUCTUATIONS IN OPERATING RESULTS, INABILITY TO COMPLETE FINANCING TRANSACTIONS, AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

THIS RELEASE IS AVAILABLE ON THE KCSA PUBLIC RELATIONS WORLDWIDE WEBSITE AT WWW.KCSA.COM